EXHIBIT 5

                          BAKER & DANIELS
                     300 NORTH MERIDIAN STREET
                            SUITE 2700
                   INDIANAPOLIS, INDIANA  46204
                          (317) 237-0300




October 21, 1998


Priority Healthcare Corporation
285 West Central Parkway
Altamonte Springs, Florida 32714

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Priority Healthcare Corporation, an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering the offer and sale of up to 400,000 shares of the Company's Class B Common Stock, $0.01 par value (the "Class B Shares"), pursuant to the Company's Broad Based Stock Option Plan (the "Plan").

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based on the foregoing, we are of the opinion that the Class B Shares have been duly authorized and, when the Registration Statement shall have become effective and the Class B Shares have been issued in accordance with the Plan, the Class B Shares will be validly issued, fully paid and nonassessable.

     Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

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     We hereby consent to the filing of this opinion as an  exhibit  to the
Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                 Very truly yours,

                                 /s/ BAKER & DANIELS